UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	94-92008
(Address of Principal Executive Offices)	(Zip Code)

(442) 287-8990

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, at the annual meeting of shareholders (the “Annual Meeting”) of Lineage Cell Therapeutics, Inc. (the “Company”) held on September 6, 2023, the Company’s shareholders approved an amendment (the “EIP Amendment”) to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which the number of common shares of the Company available for issuance under the 2021 Plan was increased by 19,500,000. The Company’s board of directors previously approved the EIP Amendment, subject to shareholder approval. A more complete description of the EIP Amendment and a summary of the 2021 Plan, as amended by the EIP Amendment, is in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on July 27, 2023 (the “Proxy Statement”), and is incorporated herein by reference. The foregoing summary of the EIP Amendment is qualified in its entirety by reference to the EIP Amendment, a copy of which is filed as an exhibit to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on September 6, 2023. The matters voted upon at the Annual Meeting are described in detail in the Proxy Statement. Below is a brief description of each such matter and the final voting results, including the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

Proposal 1. The Company’s shareholders elected the nine nominees named below to the Company’s board of directors to hold office until the Company’s 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dipti Amin	74,273,372	1,103,028	43,913,515
Deborah Andrews	74,096,073	1,280,327	43,913,515
Don Bailey	73,391,291	1,985,109	43,913,515
Neal C. Bradsher	73,396,208	1,980,192	43,913,515
Brian M. Culley	74,426,506	949,894	43,913,515
Alfred D. Kingsley	71,157,090	4,219,310	43,913,515
Anula Jayasuriya	73,404,130	1,972,270	43,913,515
Michael H. Mulroy	63,115,746	12,260,654	43,913,515
Angus C. Russell	55,755,116	19,621,284	43,913,515

Proposal 2. The Company’s shareholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, by the votes set forth below.

Votes For	Vote Against	Abstentions	Broker Non-Votes
118,493,370	481,961	314,584	—

Proposal 3. The Company’s shareholders approved, on an advisory and non-binding basis, the compensation paid to the Company’s named executive officers, as set forth in the Proxy Statement, by the votes set forth below.

Votes For	Vote Against	Abstentions	Broker Non-Votes
70,271,698	4,542,895	561,807	43,913,515

Proposal 4. The Company’s shareholders voted as follows with respect to the preferred frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
71,622,410	983,734	975,224	1,795,032	43,913,515

Proposal 5. The Company’s shareholders approved the EIP Amendment by the votes set forth below.

Votes For	Vote Against	Abstentions	Broker Non-Votes
66,175,977	8,543,323	657,100	43,913,515

Proposal 6. The Company’s shareholders approved an amendment to the Company’s restated articles of incorporation to increase the number of authorized common shares from 250,000,000 to 450,000,000 by the votes set forth below.

Votes For	Vote Against	Abstentions	Broker Non-Votes
108,314,123	10,203,002	772,790	—

Proposal 7. The Company’s shareholders approved the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 6 in the event there are not sufficient votes to approve Proposal 6 by the votes set forth below.

Votes For	Vote Against	Abstentions	Broker Non-Votes
108,130,223	10,087,729	1,071,963	—

In light of the results on proposal 4, and consistent with the board of directors’ recommendation, the Company will include the shareholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of shareholder advisory votes on executive compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amendment to the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Incorporated by reference from Appendix A to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: September 7, 2023	By:	/s/ George A. Samuel III
George A. Samuel III
General Counsel and Corporate Secretary

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